SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549

                               FORM 8-K

                            CURRENT REPORT

                Pursuant to Section 13 or 15(d) of the
                    Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 8,
1997

                              OILEX, INC.
        (Exact name of registrant as specified in its charter)

                   Commission File Number:  0-28686




     Nevada                                     33-01944489

(State or other jurisdiction                (IRS Employer
of incorporation or organization)           identification No.)

                  3050 Post Oak Boulevard, Suite 1760
                         Houston, Texas 77056

               (Address of principal executive offices)

                            (713) 629-5998

                    Registrant's telephone number



ITEM 9.  Sales of Equity Securities Pursuant to Regulation S.

On September 8, 1997, the Company issued 93,500 warrants to acquire common stock (pre-reverse, 4675 post-reverse) in the company at an exercise or purchase price of $0.48 per pre-reverse share ($9.60 post-reverse share), which right of purchase will expire, if not exercised, on August 31, 2002. These rights were issued in recognition of services rendered to the company.


                                SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  February 10, 1998

OILEX, INC.


/s/ Oliver Timmins, III
Oliver Timmins III
President